UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 22, 2024
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to A Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of DENTSPLY SIRONA Inc. (the “Company”) was held on May 22, 2024. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.Election of ten directors to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified.

	Director	For	Against	Abstain	Broker Non-Votes
1a.	Simon D. Campion	184,337,365	692,426	38,418	8,688,288
1b.	Willie A. Deese	177,069,194	7,954,618	44,397	8,688,288
1c.	Brian T. Gladden	184,346,064	665,383	56,762	8,688,288
1d.	Betsy D. Holden	180,353,110	4,664,764	50,335	8,688,288
1e.	Clyde R. Hosein	184,349,456	674,826	43,927	8,688,288
1f.	Gregory T. Lucier	178,235,718	6,775,065	57,426	8,688,288
1g	Jonathan J. Mazelsky	183,281,714	1,740,552	45,943	8,688,288
1h.	Leslie F. Varon	180,519,605	4,510,971	37,633	8,688,288
1i.	Janet S. Vergis	182,136,304	2,887,552	44,353	8,688,288
1j.	Dorothea Wenzel	184,389,806	634,265	44,138	8,688,288

2.Ratification of appointment of Deloitte and Touche LLP as the Company’s independent registered public accountants for 2024.

For	Against	Abstain	Broker Non-Votes
192,580,930	1,064,783	110,784	—

3.Approval, by non-binding advisory vote, of the Company's executive compensation for 2023.

For	Against	Abstain	Broker Non-Votes
178,954,391	6,034,486	79,332	8,688,288
4.Approval of the Company’s 2024 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
174,769,033	10,224,723	74,453	8,688,288

5.Approval of the Company’s Amended and Restated Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
184,209,731	770,763	87,715	8,688,288

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development,
General Counsel and Secretary

Date: May 22, 2024